STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

UBS MULTI-STRAT FUND, L.L.C.

Under Section 18-202 of the Delaware

Limited Liability Company Act

The undersigned, being the manager of the limited liability company under Section 18-202 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

FIRST:                      The name of the limited liability company is UBS Multi-Strat Fund, L.L.C. (the "Company").

SECOND:                 The first certification of the Certificate of Formation of the Company as filed with the Secretary of State of Delaware on February 4, 2004, as amended April 29, 2004, is hereby deleted in its entirety and replaced with the following:

FIRST:      The name of the limited liability company is O'Connor Fund of Funds:  Aggregated Alpha Strategies LLC (the "Company").

THIRD:                     All other provisions of the Certificate of Formation of the Company shall remain in effect.

IN WITNESS WHEREOF, the undersigned has signed this Certificate on the 22nd day of March 2012.

UBS MULTI-STRAT FUND, L.L.C.

By:	UBS ALTERNATIVE AND QUANTITATIVE INVESTMENTS LLC,
its Adviser

By:	/s/ Robert F. Aufenanger
	Name:	Robert F. Aufenanger
	Title:	Authorized Person